UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

March 28, 2013

CASH AMERICA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas	1-9733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 West 7th Street

Fort Worth, Texas 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 335-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Director Election at Annual Meeting

Mr. Albert Goldstein, who is one of eight current directors of Cash America International, Inc. (the “Company”), informed the Company’s Board of Directors (the “Board”) on March 28, 2013 that he does not plan to stand for re-election at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”), which is scheduled to occur on May 23, 2013. As a result, immediately following the Annual Meeting, the size of the Company’s Board of Directors will be reduced from eight to seven directors. Mr. Goldstein’s decision not to stand for re-election is not the result of any disagreement with the Company, and he will continue to serve as a director through the Annual Meeting.

Chief Executive Officer Renewed Employment Agreement

On April 2, 2013, at the direction of the Management Development and Compensation Committee of the Board (the “Management Development and Compensation Committee”), the Company and its wholly-owned subsidiary, Cash America Management L.P. (collectively, “Cash America”), entered into an Executive Employment Agreement (the “Renewed Employment Agreement”), which will become effective on May 1, 2013, with Daniel R. Feehan, the Company’s current President and Chief Executive Officer. Mr. Feehan’s employment agreement with Cash America that was entered into on May 1, 2008, as amended on December 24, 2008 and January 26, 2011, expires on April 30, 2013 (the “Original Employment Agreement,” and together with the Renewed Employment Agreement, the “Agreements”).

Under the Renewed Employment Agreement, Mr. Feehan will, among other things, continue to serve in the capacity of President and Chief Executive Officer of the Company. The Renewed Employment Agreement has a two-year initial term expiring on April 30, 2015 and may be extended by the Management Development and Compensation Committee for additional successive one year terms. The Renewed Employment Agreement provides Mr. Feehan an initial annual base salary of $850,000 (his current base salary), which may be increased (but not decreased) from time to time, and Mr. Feehan is also eligible to participate in Company incentive, equity compensation and other benefit plans generally available to other senior executives. The Renewed Employment Agreement also has provisions regarding nondisclosure, nonsolicitation and noncompetition. In addition, if Mr. Feehan’s employment is terminated during the term of the Renewed Employment Agreement, he may be eligible to receive certain severance and other benefits that would be determined by the circumstances under which the termination occurs.

Except as described below, the terms of the Renewed Employment Agreement, including the severance and other benefits that Mr. Feehan could receive in certain termination circumstances, are substantially similar to the Original Employment Agreement. The terms of the Original Employment Agreement were described in a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on May 6, 2008. The Renewed Employment Agreement differs from the Original Employment Agreement as follows:

•

Both Agreements provide for supplemental life insurance premium payments for Mr. Feehan, but the Renewed Employment Agreement specifies that Mr. Feehan will pay all applicable Federal, State and local taxes that Cash America is required to withhold in connection with any such insurance coverage (so that there are no tax gross-ups related to the premium payments).

•

In addition to the benefits Mr. Feehan was to receive under the Original Employment Agreement, (i) if Mr. Feehan’s employment is terminated other than for just cause (as defined in the Agreements) or the Company fails to renew the term of the Renewed Employment Agreement upon expiration or (ii) if Mr. Feehan terminates his employment for good reason (as defined in the Agreements), under the Renewed Employment Agreement he will be entitled to receive, for a period of 36 months from the date of such termination, continued coverage under the Company’s medical and health care plans, and the Company will continue to pay (x) the portion of COBRA premiums that exceed the portion of health care premiums that current employees are required to pay and (y) the costs of supplemental health care benefits that exceed the portion of such costs that current executives are required to pay.

•

Under the Renewed Employment Agreement, Mr. Feehan will not be entitled to a severance payment or other benefits in connection with a termination related to a change-in-control unless, within 12 months following a change-in-control, (i) Mr. Feehan’s employment is terminated other than for just cause or the Company fails to renew the term of the Renewed Employment Agreement upon expiration or (ii) Mr. Feehan terminates his employment for good reason. The severance payments and other benefits Mr. Feehan may receive in such circumstances are the same as what he would have received under the Original Employment Agreement. Unlike the Original Employment Agreement, the Renewed Employment Agreement does not entitle Mr. Feehan to a severance payment and other benefits if he voluntarily terminates employment, unless he does so for good reason, within 12 months following a change-in-control.

•

The Renewed Employment Agreement contains a clawback provision that would allow the Company to recoup certain compensation paid to Mr. Feehan in certain circumstances in the event that there is a material restatement of the Company’s financial results.

The Renewed Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Performance Unit Grant to Chief Executive Officer of E-Commerce Division

On March 28, 2013, the Management Development and Compensation Committee approved a grant of 13,668 performance units that may be paid solely in cash (“Performance Units”) to David A. Fisher, the Chief Executive Officer of the Company’s E-Commerce Division (which comprises its e-commerce segment and is also referred to as Enova International, Inc.). The Performance Units were granted under the Cash America International, Inc. First Amended and Restated 2004 Long-Term Incentive Plan, as amended (the “LTIP”). The material terms of the grant are as follows:

•

Subject to the satisfaction of certain conditions related to an increase in earnings before interest, taxes, depreciation and amortization (the “EBITDA”) of the E-Commerce Division each year over a three-year period ending December 31, 2015 (the “EBITDA Requirement”), the Performance Units will vest as follows: 12.5% of the award on January 1, 2014; 37.5% of the award on January 1, 2015; and 50% of the award on January 1, 2016.

•

Vesting of the Performance Units on January 1, 2014 and January 1, 2015 are subject to Mr. Fisher’s continued employment with the Company through each such vesting date. If Mr. Fisher decides to voluntarily terminate his employment with the Company at any time between February 1, 2015 and December 31, 2015, he will become 100% vested in the Performance Units that are scheduled to vest on January 1, 2016, and he will be eligible to receive payment for such units following certification by the Management Development and Compensation Committee that the vesting requirements (including the EBITDA Requirement) have been met.

•

The Performance Units that vest on each vesting date will be valued based on the incremental growth in EBITDA of the E-Commerce Division for each of 2013, 2014 and 2015 when compared to 2012. Payment for the Performance Units that vest will be made within a reasonable time each year following certification by the Management Development and Compensation Committee that the vesting requirements have been met.

•

The total target amount that may be payable under the award based on a targeted level of three-year performance of the E-Commerce Division is $787,500. The maximum amount that may be payable under the award is capped at 300% of this amount. The total target amount and the maximum amount that may be paid under the award are not intended to reflect future earnings projections for the E-Commerce Division.

•

The award agreement for the Performance Units contains a clawback provision that allows the Company to recoup all or some of the payments made pursuant to the award agreement under certain circumstances when there is a material restatement of the Company’s financial results.

•	Other terms of these awards are consistent with previously disclosed terms of the LTIP.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit	Description

10.1	Executive Employment Agreement between Cash America International, Inc., Cash America Management L.P. and Daniel R. Feehan dated April 2, 2013 to be effective May 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.

Date: April 3, 2013	By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Executive Employment Agreement between Cash America International, Inc., Cash America Management L.P. and Daniel R. Feehan dated April 2, 2013 to be effective May 1, 2013